BlackRock Funds (the "Registrant"):  BlackRock International
Opportunities (the "Fund")

77Q1(e):
Copies of any new or amended Registrant investment advisory
Contracts

Attached please find as an exhibit to Sub-Item 77Q1(e) of Form
N-SAR, a copy of the form of Sub-Investment Advisory Agreement between BlackRock Advisors, LLC and BlackRock International
Limited with respect to the Fund



SUB-INVESTMENT ADVISORY AGREEMENT
      AGREEMENT dated                            , 2017, between
BlackRock Advisors, LLC, a Delaware limited liability company
(the "Advisor"), and BlackRock International Limited, a
corporation organized under the laws of Scotland (the "Sub-
Advisor").
      WHEREAS, the Advisor has agreed to furnish investment
advisory services to BlackRock International Opportunities
Portfolio (the "Fund"), a series of BlackRock FundsSM, a
Massachusetts business trust (the "Trust"), which is an open-end management investment company registered under the Investment
Company Act of 1940, as amended (the "1940 Act");
      WHEREAS, the Advisor wishes to retain the Sub-Advisor to
provide it with certain sub-advisory services as described below in connection with Advisor's advisory activities on behalf of the Fund;
      WHEREAS, the amended investment advisory agreement between the Advisor and the Trust, dated September 29, 2006 (such
agreement or the most recent successor agreement between such parties relating to advisory services to the Trust is referred to herein as the "Advisory Agreement") contemplates that the
Advisor may sub-contract investment advisory services with
respect to the Fund to a sub-advisor; and
      WHEREAS, this Agreement has been approved in accordance
with the provisions of the 1940 Act, and the Sub-Advisor is
willing to furnish such services upon the terms and conditions herein set forth;
      NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:
      1.	Appointment.  The Advisor hereby appoints the Sub-
Advisor to act as sub-advisor with respect to the Fund and the Sub-Advisor accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.
For the purposes of the rules of the Financial Conduct Authority of the United Kingdom and based on information obtained in
respect of the Advisor, the Advisor will be treated by the Sub-Advisor as a professional client. The Advisor acknowledges and accepts this categorization. The Advisor has the right to request a different categorization at any time from the Sub-
Advisor, however the Sub-Advisor only provides the services to professional clients and will no longer be able to provide services to the Advisor in the event of a request for a change in categorization.
      2.	Services of the Sub-Advisor.  Subject to the
succeeding provisions of this section, the oversight and
supervision of the Advisor and the Trust's Board of Trustees,
the Sub-Advisor will perform certain of the day-to-day
operations of the Fund, which may include one or more of the following services, at the request of the Advisor:  (a) acting as investment advisor for and managing the investment and
reinvestment of those assets of the Fund as the Advisor may from time to time request and in connection therewith have complete discretion in purchasing and selling such securities and other assets for the Fund and in voting, exercising consents and
exercising all other rights appertaining to such securities and other assets on behalf of the Fund; (b) arranging, subject to the provisions of Section 3 hereof, for the purchase and sale of securities and other assets of the Fund; (c) providing investment research and credit analysis concerning the Fund's investments; (d) assisting the Advisor in determining what portion of the Fund's assets will be invested in cash, cash equivalents and money market instruments; (e) placing orders for all purchases and sales of such investments made for the Fund;
and (f) maintaining the books and records as are required to support Fund investment operations.  At the request of the
Advisor, the Sub-Advisor will also, subject to the oversight and supervision of the Advisor and the Trust's Board of Trustees,
provide to the Advisor or the Trust any of the facilities and equipment and perform any of the services described in Section 4 of the Advisory Agreement.  In addition, the Sub-Advisor will keep the Trust and the Advisor informed of developments
materially affecting the Fund and shall, on its own initiative, furnish to the Fund from time to time whatever information the Sub-Advisor believes appropriate for this purpose. The Sub-
Advisor will periodically communicate to the Advisor, at such times as the Advisor may direct, information concerning the
purchase and sale of securities for the Fund, including:  (a)
the name of the issuer; (b) the amount of the purchase or sale;
(c) the name of the broker or dealer, if any, through which the purchase or sale will be effected; (d) the CUSIP number of the instrument, if any; and (e) such other information as the
Advisor may reasonably require for purposes of fulfilling its obligations to the Trust under the Advisory Agreement. The Sub-Advisor will provide the services rendered by it under this
Agreement in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's Prospectus and Statement of Additional Information (as currently in effect and as they may be amended or supplemented from time to time) and the resolutions of the Trust's Board of Trustees.
The Sub-Advisor represents, warrants and covenants that it is authorized and regulated by the Financial Conduct Authority
("FCA" and the applicable rules promulgated by the FCA, the "FCA
Rules").
References in this Agreement to the "Supplemental Disclosures"
means any document of that title provided to potential clients of the Sub-Advisor and its delegates prior to investment that contains the Sub-Advisor's disclosures, as amended and notified to the Advisor from time to time.
      3.	Covenants.
            (a)	In the performance of its duties under this
Agreement, the Sub-Advisor shall at all times conform to, and act in accordance with, any requirements imposed by: (i) the provisions of the 1940 Act and the Investment Advisers Act of
1940, as amended (the "Advisers Act") and all applicable Rules and Regulations of the Securities and Exchange Commission (the
"SEC"); (ii) any other applicable provision of law; (iii) the provisions of the Declaration of Trust and Amended and Restated
Code of Regulations of the Trust, as such documents are amended from time to time; (iv) the investment objectives and policies of the Fund as set forth in the Fund's Registration Statement on
Form N-1A and/or the resolutions of the Board of Trustees; and
(v) any policies and determinations of the Board of Trustees of the Trust.
            (b)	In addition, the Sub-Advisor will:
            (i)	place orders either directly with the issuer
or with any broker or dealer.  Subject to the other
provisions of this paragraph, in placing orders with
brokers and dealers, the Sub-Advisor will attempt to obtain
the best price and the most favorable execution of its
orders.  The Advisor has been provided with the
Supplemental Disclosures which contain a copy of the Sub-
Advisor's order execution policy and hereby confirms that
it has read and understood the information in the order
execution policy and agrees to it.  In particular, the
Advisor agrees that the Sub-Advisor may trade outside of
the regulated market or multilateral trading facility.  In
placing orders, the Sub-Advisor will consider the
experience and skill of the firm's securities traders as
well as the firm's financial responsibility and
administrative efficiency.  Consistent with this
obligation, the Sub-Advisor may select brokers on the basis
of the research, statistical and pricing services they
provide to the Fund and other clients of the Advisor or the Sub-Advisor. Information and research received from such brokers will be in addition to, and not in lieu of, the
services required to be performed by the Sub-Advisor
hereunder.  A commission paid to such brokers may be higher
than that which another qualified broker would have charged
for effecting the same transaction, provided that the Sub-
Advisor determines in good faith that such commission is
reasonable in terms either of the transaction or the
overall responsibility of the Advisor and the Sub-Advisor
to the Fund and their other clients and that the total
commissions paid by the Fund will be reasonable in relation
to the benefits to the Fund over the long-term.  Subject to
the foregoing and the provisions of the 1940 Act, the
Securities Exchange Act of 1934, as amended, and other
applicable provisions of law, the Sub-Advisor may select
brokers and dealers with which it or the Fund is
affiliated;
            (ii)	maintain books and records with respect to
the Fund's securities transactions and will render to the
Advisor and the Trust's Board of Trustees such periodic and
special reports as they may request;
            (iii)	maintain a policy and practice of conducting
its investment advisory services hereunder independently of
the commercial banking operations of its affiliates.  When
the Sub-Advisor makes investment recommendations for the
Fund, its investment advisory personnel will not inquire or
take into consideration whether the issuer of securities
proposed for purchase or sale for the Fund's account are
customers of the commercial department of its affiliates;
and
            (iv)	treat confidentially and as proprietary
information of the Fund all records and other information
relative to the Fund, and the Fund's prior, current or
potential shareholders, and will not use such records and
information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which
approval shall not be unreasonably withheld and may not be
withheld where the Sub-Advisor may be exposed to civil or
criminal contempt proceedings for failure to comply, when
requested to divulge such information by duly constituted
authorities, or when so requested by the Fund.
            (c)	In addition, the Advisor:
            (i)	agrees that the Sub-Advisor may, to the
extent permitted by the FCA Rules, aggregate transactions
for the Fund with transactions for other clients and/ or
its own account, but shall be under no obligation to
aggregate transactions for the Fund.  In relation to a
particular order, aggregation may operate on some occasions
to the advantage of the Advisor and on other occasions to
the Advisor's disadvantage.  However, it must be unlikely
that the aggregation of orders and transactions will work
overall to the disadvantage of the Advisor before
transactions will be aggregated; and
            (ii)	instructs the Sub-Advisor not to make or
book client limit orders (being a specific instruction from
the Advisor to buy or sell a financial instrument at a
specified price limit or better and for a specified size)
in respect of securities admitted to trading on a regulated
market which are not immediately executed under prevailing
market conditions.
            (d)	The Advisor acknowledges that the Sub-Advisor
does not hold "client money" and/or "safe custody assets" for the Advisor under the Client Asset Rules (the "CASS Rules") of the FCA.
      4.	Services Not Exclusive.  Nothing in this Agreement
shall prevent the Sub-Advisor or any officer, employee or other affiliate thereof from acting as investment advisor for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Sub-Advisor or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Sub-Advisor will
undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.
      5.	Books and Records.  In compliance with the
requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records which it maintains for the Fund are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust's request.
The Sub-Advisor further agrees to preserve for the periods
prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act (to the extent such books and records are not maintained by the Advisor).
      6.	Expenses.  During the term of this Agreement, the Sub-
Advisor will bear all costs and expenses of its employees and any overhead incurred by the Sub-Advisor in connection with its duties hereunder; provided that the Board of Trustees of the
Trust may approve reimbursement to the Sub-Advisor of the pro-
rata portion of the salaries, bonuses, health insurance,
retirement benefits and all similar employment costs for the time spent on Fund operations (including, without limitation, compliance matters) (other than the provision of investment advice and administrative services required to be provided
hereunder) of all personnel employed by the Sub-Advisor who
devote substantial time to Fund operations or the operations of other investment companies advised or sub-advised by the Sub-
Advisor.
      7.	Compensation.
            (a)	The Advisor agrees to pay to the Sub-Advisor and
the Sub-Advisor agrees to accept as full compensation for all services rendered by the Sub-Advisor as such, a monthly fee in arrears at an annual rate equal to the amount set forth in
Schedule A hereto.  For any period less than a month during
which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be.
            (b)	For purposes of this Agreement, the net assets of
the Fund shall be calculated pursuant to the procedures adopted by resolutions of the Trustees of the Trust for calculating the value of the Fund's assets or delegating such calculations to third parties.
            (c)	If Advisor waives any or all of its advisory fee
payable under the Advisory Agreement, or reimburses the Trust pursuant to Section 8(b) of that Agreement or an expense
limitation agreement or other advisory fee waiver agreement, with respect to the Fund, Sub-Advisor will bear its share of the amount of such waiver or reimbursement by waiving fees otherwise payable to it hereunder on a proportionate basis to be determined by comparing the aggregate fees that would otherwise be paid to it hereunder with respect to the Fund to the
aggregate fees that would otherwise be paid by the Trust to
Advisor under the Advisory Agreement with respect to the Fund.
Advisor shall inform Sub-Advisor prior to waiving any advisory fees.
      8.	Indemnity.
            (a)	The Fund may, in the discretion of the Board of
Trustees of the Trust, indemnify the Sub-Advisor, and each of the Sub-Advisor's directors, officers, employees, agents,
associates and controlling persons and the directors, partners, members, officers, employees and agents thereof (including any individual who serves at the Sub-Advisor's request as director, officer, partner, member, trustee or the like of another entity)
(each such person being an "Indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of
judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable state law) reasonably incurred by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnitee may be or may have been involved as a party or otherwise or with which such
Indemnitee may be or may have been threatened, while acting in any capacity set forth herein or thereafter by reason of such Indemnitee having acted in any such capacity, except with respect to any matter as to which such Indemnitee shall have been adjudicated not to have acted in good faith in the
reasonable belief that such Indemnitee's action was in the best interest of the Fund and furthermore, in the case of any criminal proceeding, so long as such Indemnitee had no
reasonable cause to believe that the conduct was unlawful;
provided, however, that (1) no Indemnitee shall be indemnified hereunder against any liability to the Fund or its shareholders or any expense of such Indemnitee arising by reason of (i)
willful misfeasance, (ii) bad faith, (iii) gross negligence or
(iv) reckless disregard of the duties involved in the conduct of such Indemnitee's position (the conduct referred to in such
clauses (i) through (iv) being sometimes referred to herein as "disabling conduct"), (2) as to any matter disposed of by settlement or a compromise payment by such Indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such settlement or
compromise is in the best interests of the Fund and that such Indemnitee appears to have acted in good faith in the reasonable belief that such Indemnitee's action was in the best interest of the Fund and did not involve disabling-conduct by such
Indemnitee and (3) with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnitee as plaintiff, indemnification shall be mandatory only if the
prosecution of such action, suit or other proceeding by such Indemnitee was authorized by a majority of the full Board of
Trustees of the Trust.
            (b)	The Fund shall make advance payments in
connection with the expenses of defending any action with
respect to which indemnification might be sought hereunder if the Fund receives a written affirmation of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Fund unless it is subsequently determined that such Indemnitee is entitled to such indemnification and if the Trustees of the Trust determine that the facts then known to them would not preclude indemnification.  In addition, at least one of the following conditions must be met:  (A) the Indemnitee shall provide a security for such Indemnitee's undertaking, (B)
the Fund shall be insured against losses arising by reason of any unlawful advance, or (C) a majority of a quorum consisting of Trustees of the Trust who are neither "interested persons" of the Trust (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding ("Disinterested Non-Party Trustees")
or an independent legal counsel in a written opinion, shall
determine, based on a review of readily available facts (as
opposed to a full trial-type inquiry), that there is reason to believe that the Indemnitee ultimately will be found entitled to indemnification.
            (c)	All determinations with respect to the standards
for indemnification hereunder shall be made (1) by a final
decision on the merits by a court or other body before whom the proceeding was brought that such Indemnitee is not liable by reason of disabling conduct, or (2) in the absence of such a decision, by (i) a majority vote of a quorum of the
Disinterested Non-Party Trustees of the Trust, or (ii) if such a quorum is not obtainable or even, if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion. All determinations that advance payments in connection with the expense of defending any proceeding shall be authorized shall be made in accordance with the immediately preceding clause (2) above.
The rights accruing to any Indemnitee under these provisions shall not exclude any other right to which such Indemnitee may be lawfully entitled.
      9.	Limitation on Liability.
            (a)	The Sub-Advisor will not be liable for any error
of judgment or mistake of law or for any loss suffered by the
Advisor or by the Trust or the Fund in connection with the
performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of
compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement.  As used in this Section 9(a), the term "Sub-Advisor" shall include any affiliates of the Sub-Advisor performing services for the Fund contemplated hereby and partners, directors, officers and employees of the Sub-Advisor and such affiliates.
            (b)	Notwithstanding anything to the contrary
contained in this Agreement, the parties hereto acknowledge and agree that, as provided in Article Seven of the Declaration of
Trust, this Agreement is executed by the Trustees and/or
officers of the Trust, not individually but as such Trustees and/or officers of the Trust, and the obligations hereunder are not binding upon any of the Trustees or Shareholders
individually but bind only the estate of the Trust.
      10.	Duration and Termination.  This Agreement shall become
effective as of the date hereof and, unless sooner terminated with respect to the Fund as provided herein, shall continue in effect for a period of two years.  Thereafter, if not
terminated, this Agreement shall continue in effect with respect to the Fund for successive periods of 12 months, provided such continuance is specifically approved at least annually by both
(a) the vote of a majority of the Trust's Board of Trustees or a vote of a majority of the outstanding voting securities of the
Fund at the time outstanding and entitled to vote and (b) by the vote of a majority of the Trustees, who are not parties to this Agreement or interested persons (as such term is defined in the
1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Trust or the Advisor at any time, without the payment of any penalty, upon giving the Sub-Advisor 60 days' notice (which notice may be
waived by the Sub-Advisor), provided that such termination by the Trust or the Advisor shall be directed or approved by the vote of a majority of the Trustees of the Trust in office at the time or by the vote of the holders of a majority of the
outstanding voting securities of the Fund entitled to vote, or by the Sub-Advisor on 60 days' written notice (which notice may be waived by the Trust and the Advisor), and will terminate automatically upon any termination of the Advisory Agreement between the Trust and the Advisor. This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings of such terms in the 1940 Act.)
      11.	Notices.  Any notice under this Agreement shall be in
writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.
      12.	Amendment of this Agreement.  This Agreement may be
amended by the parties only if such amendment is specifically approved by the vote of the Board of Trustees of the Trust,
including a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval and, where required by the 1940 Act, by a vote of a majority of the outstanding voting securities of the Fund.
      13.	Miscellaneous.  The captions in this Agreement are
included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect
their construction or effect.  If any provision of this
Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement
shall not be affected thereby.  This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.
      14.	Governing Law.  This Agreement shall be governed by
and construed in accordance with the laws of the State of
Delaware for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act.  To the extent that the applicable laws of the State of Delaware, or any of the provisions, conflict with the applicable provisions of the 1940
Act, the latter shall control.
      15.	Counterparts.  This Agreement may be executed in
counterparts by the parties hereto, each of which shall
constitute an original counterpart, and all of which, together, shall constitute one Agreement.


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      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers designated below as of the day and year first above written.

BLACKROCK ADVISORS, LLC
By.  __________________________________
Name:
Title:
BLACKROCK INTERNATIONAL LIMITED
By.  __________________________________
Name:
Title:
BLACKROCK INTERNATIONAL LIMITED
By.  __________________________________
Name:
Title:

AGREED AND ACCEPTED
as of the date first set forth above
BLACKROCK FUNDSSM, on behalf of BlackRock International
Opportunities Portfolio
By.  _____________________________________
Name:
Title:


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Schedule A

Sub-Investment Advisory Fee
      Pursuant to Section 7, for that portion of the Fund for which the Sub-Advisor acts as sub-advisor, Advisor shall pay a
fee to Sub-Advisor equal to        % of the advisory fee
received by the Advisor from the Fund with respect to such portion, net of: (i) expense waivers and reimbursements, (ii) expenses relating to distribution and sales support activities borne by the Advisor, and (iii) administrative, networking, recordkeeping, sub-transfer agency and shareholder services expenses borne by the Advisor.
Schedule A-1